EXHIBIT 10.2


                                SECOND AMENDMENT

                                     TO THE

                       C&D TECHNOLOGIES, INC. SAVINGS PLAN


         WHEREAS, C&D TECHNOLOGIES, INC. (the "Company") maintains the C&D TECHNOLOGIES, INC. Savings Plan, amended and restated effective as of October 1, 1997 (the "Savings Plan");

         WHEREAS, pursuant to Section 19.1 of the Savings Plan, the Company reserved the right to amend the Savings Plan at any time by action of its Board of Directors (or such officers of the Company as are authorized by its Board of Directors);

         WHEREAS, the Board of Directors desires to amend the Savings Plan.

         NOW, THEREFORE, the Savings Plan is hereby amended, effective as of March 1, 1999, to provide as follows:

         1. Section 6.10(b)(1) of the Savings Plan is amended by the addition of the following language at the end thereof:

          "Notwithstanding the foregoing, any Employee of the Company's Dynasty Division who was employed in the industrial batteries business of Johnson Controls, Inc. (the "Business") on February 28, 1999 and who became an Employee as a result of the Company's acquisition of substantially all of the assets and properties primarily used in the Business shall be eligible to participate in the allocation of Matching Contributions with respect to the period beginning on March 1, 1999 and ending on December 31, 1999."



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         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Amendment  to be executed as of the 8th day of December, 1999.

                                         C&D TECHNOLOGIES, INC.


                                         By:/s/ Mark Z. Sappir
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